Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2022 Financial Results

Continued Strong Topline Growth

Freshpet Advances Operational Improvement Plan to Drive Margin Expansion

Reduces 2022/2023 Capital Spending Guidance by $100 million

Reiterates Full Year Underlying Guidance and Updates Go-Forward Adjusted EBITDA Guidance Methodology

SECAUCUS, N.J. – November 1, 2022 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights Compared to Prior Year Period

●	Net sales of $151.3 million, an increase of 40.7%
●	Net loss of $18.4 million, compared with prior year net loss of $2.1 million
●

Adjusted EBITDA of $3.5 million, compared to prior year of $13.5 million. As previously disclosed during its second quarter 2022 earnings announcement, beginning with these third quarter 2022 results, the Company is no longer excluding plant start-up and launch expenses in its calculation of Adjusted Gross Profit or Adjusted EBITDA. Plant start-up and launch expenses, were $9.6 million in the current year period and $1.2 million in the prior year period.[1]

"We delivered a strong, on-plan quarter," commented Billy Cyr, Freshpet's Chief Executive Officer. "More importantly, we are executing on our plan to address the cost challenges and improve margins. While it is still early, we are attracting the high-quality talent we need, taking the necessary remedial actions, and putting in place the systems needed to further improve our performance. The benefits of those efforts should become increasingly apparent in the quarters ahead."

Third Quarter 2022

Net sales increased 40.7% to $151.3 million for the third quarter of 2022 compared to $107.6 million for the third quarter of 2021. Net sales for the third quarter of 2022 were driven by pricing, velocity, distribution gains and innovation.

Gross profit was $44.5 million, or 29.4% as a percentage of net sales, for the third quarter of 2022, compared to $41.5 million, or 38.6% as a percentage of net sales, in the prior year period. For the third quarter of 2022, Adjusted Gross Profit was $52.2 million, or 34.5% as a percentage of net sales, compared to $46.8 million, or 43.5% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales were primarily due to increased plant start-up cost, inflation of ingredient cost and labor, and quality issues, partially offset by increased pricing. Beginning with third quarter 2022, the Company is no longer adding back plant start-up expense in its calculation of Adjusted Gross Profit, which for the third quarter represented $8.0 million. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $60.4 million for the third quarter of 2022 compared to $42.4 million in the prior year period. As a percentage of net sales, SG&A increased to 39.9% for the third quarter of 2022 compared to 39.4% in the prior year period. The increase in SG&A as a percentage of net sales was a result of increased media spend as a percentage of net sales of 290 basis points and increased logistics cost of 60 basis points, offset by increased selling, general and administrative expense leverage of 300 basis points due to higher net sales. Adjusted SG&A for the third quarter of 2022 was $48.9 million, or 32.3% as a percentage of net sales, compared to $33.3 million, or 31.0% as a percentage of net sales, in the prior year period. The increase in Adjusted SG&A as a percentage of net sales was mainly a result of increased media spend as a percentage of net sales of 290 basis points and increased logistics cost of 60 basis points, offset by adjusted selling, general and administrative expense leverage of 220 basis points. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $18.4 million for the third quarter of 2022 compared to net loss of $2.1 million for the prior year period. The increase in net loss was due to increased SG&A, which includes increased media spend of $7.2 million and increased plant start-up cost of $7.4 million, partially offset by contribution profit from higher sales.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Adjusted EBITDA was $3.5 million, or 2.3% as a percentage of net sales, for the third quarter of 2022, compared to $13.5 million, or 12.5% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense partially offset by higher net sales and Adjusted Gross Profit. Beginning with third quarter 2022, the Company is no longer adding back plant start-up expense and launch expenses in its calculation of Adjusted EBITDA, which for the third quarter of 2022 represented $8.0 million and $1.5 million, respectively, compared to $0.6 million and $0.6 million, respectively, in the prior year period. Please see the supplemental schedule at the end of this release reconciling this change in methodology. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to net loss in the financial tables that accompany this release.

First Nine Months of 2022

Net sales increased 38.7% to $429.5 million for the first nine months of 2022 compared to $309.6 million for the first nine months of 2021. Net sales for the first nine months of 2022 were driven by pricing, velocity, distribution gains and innovation.

Gross profit was $140.3 million, or 32.7% as a percentage of net sales, for the first nine months of 2022, compared to $120.9 million, or 39.1% as a percentage of net sales, in the prior year period. For the first nine months of 2022, Adjusted Gross Profit was $159.3 million, or 37.1% as a percentage of net sales, compared to $137.6 million, or 44.4% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to plant start-up expense of $18.1 million, inflation of ingredient cost and labor, and quality issues, partially offset by increased pricing. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $190.2 million for the first nine months of 2022 compared to $138.0 million in the prior year period. As a percentage of net sales, SG&A decreased to 44.3% for the first nine months of 2022 compared to 44.6% in the prior year period. The decrease in SG&A as a percentage of net sales was a result of increased selling, general and administrative expense leverage of 370 basis points due to higher net sales, partially offset by increased media as a percentage of net sales of 340 basis points. Adjusted SG&A for the first nine months of 2022 was $158.5 million, or 36.9% as a percentage of net sales, compared to $110.2 million, or 35.6% as a percentage of net sales, in the prior year period. The increase in Adjusted SG&A as a percentage of net sales was a result of increased media as a percentage of net sales of 340 basis points offset by increased selling, general and administrative expense leverage of 210 basis points due to higher net sales. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $56.6 million for the first nine months of 2022 compared to net loss of $20.4 million for the prior year period. The increase in net loss was due to increased SG&A, which includes increased media spend of $27.2 million and increased plant start-up expense of $14.4 million, partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $1.3 million, or 0.3% as a percentage of net sales, for the first nine months of 2022, compared to $27.4 million, or 8.8% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense (including $2.7 million of launch expense) partially offset by higher net sales and Adjusted Gross Profit (including $18.1 million of plant start-up expense). Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

As of September 30, 2022, the Company had cash and cash equivalents and short-term investments of $260.2 million with $75.2 million of debt outstanding.

Outlook

For full year 2022, the Company reiterates its full year underlying guidance on Net Sales and Adjusted EBITDA. The Company expects the following results:

●	Net sales of >$575 million, an increase of ~35% from 2021

●

Adjusted EBITDA of >$15 million, which is changed from prior guidance only in that it does not add back approximately $29.0 million in plant start-up and $4.0 million of launch expenses for the full year that were added back under the former methodology of calculating Adjusted EBITDA; other than the altered calculation, there is no change in the underlying projected Adjusted EBITDA.

●

Capital expenditures for 2022 is now anticipated to be approximately $290 million, reflecting a reduction of $30 million from prior forecast. The Company has also refined its 2023 capital expenditure outlook, which is now anticipated to be approximately $230 million, reflecting a reduction of approximately $70 million from prior forecast.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, November 1, 2022, the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. Eastern Time today through November 15, 2022. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13733031.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements, including statements relating to our long-term capacity planning, net sales guidance and Adjusted EBITDA guidance. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and COVID-19 expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, loss on disposal of equipment, COVID-19 expenses, and organization changes designed to support long-term growth objectives.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment, COVID-19 expenses, and organization changes designed to support long-term growth objectives. Beginning with the current period ended September 30, 2022, the Company is no longer adding back launch expenses and plant start-up expense in its calculation of Adjusted EBITDA. This change is part of a renewed focus on capital efficiency, that will provide greater clarity on our path toward generating positive net income as the business scales further following our planned capacity additions.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Investor Contact:

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

Media Contact:

Freshpet@edelmansmithfield.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$240,310	$72,788
Short-term investments	19,891	—
Accounts receivable, net of allowance for doubtful accounts	48,235	34,780
Inventories, net	64,334	35,574
Prepaid expenses	8,395	5,834
Other current assets	2,314	1,349
Total Current Assets	383,479	150,325
Property, plant and equipment, net	719,444	583,922
Deposits on equipment	3,821	4,100
Operating lease right of use assets	5,516	6,537
Equity method investment	26,180	25,856
Other assets	27,057	13,670
Total Assets	$1,165,497	$784,410
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,046	$42,612
Accrued expenses	19,576	14,950
Current operating lease liabilities	1,478	1,384
Current portion of long-term debt	72,872	-
Total Current Liabilities	$130,972	$58,946
Long term operating lease liabilities	4,588	5,710
Total Liabilities	$135,560	$64,656
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 47,838 issued and 47,824 outstanding on September 30, 2022, and 43,449 issued and 43,435 outstanding on December 31, 2021	48	43
Additional paid-in capital	1,321,299	955,710
Accumulated deficit	(292,200)	(235,623)
Accumulated other comprehensive income (loss)	1,046	(120)
Treasury stock, at cost — 14 shares on September 30, 2022 and on December 31, 2021	(256)	(256)
Total Stockholders' Equity	1,029,937	719,754
Total Liabilities and Stockholders' Equity	$1,165,497	$784,410

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
NET SALES	$151,333	$107,590	$429,511	$309,620
COST OF GOODS SOLD	106,788	66,065	289,187	188,689
GROSS PROFIT	44,545	41,525	140,324	120,931
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	60,449	42,365	190,241	137,955
LOSS FROM OPERATIONS	(15,904)	(840)	(49,917)	(17,024)
OTHER (EXPENSES)/INCOME:
Other (Expenses)/Income, net	256	2	492	(5)
Interest Expense	(1,817)	(677)	(4,060)	(2,232)
	(1,561)	(675)	(3,568)	(2,237)
LOSS BEFORE INCOME TAXES	(17,465)	(1,515)	(53,485)	(19,261)
INCOME TAX EXPENSE	41	16	123	48
LOSS ON EQUITY METHOD INVESTMENT	943	539	2,969	1,124
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,449)	$(2,070)	$(56,577)	$(20,433)
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$(592)	4	$895	$173
Unrealized gain on available for sale investments	$271	—	$271	$—
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	(321)	4	1,166	173
TOTAL COMPREHENSIVE LOSS	$(18,770)	$(2,066)	$(55,411)	$(20,260)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.39)	$(0.05)	$(1.24)	$(0.48)
-DILUTED	$(0.39)	$(0.05)	$(1.24)	$(0.48)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	47,856	43,373	45,545	42,774
-DILUTED	47,856	43,373	45,545	42,774

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Nine Months Ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(56,577)	$(20,433)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Provision for loss (gains) on accounts receivable	(23)	15
Loss on disposal of equipment	203	284
Share-based compensation	20,409	18,516
Inventory obsolescence	3,455	249
Depreciation and amortization	24,422	22,489
Amortization of deferred financing costs and loan discount	596	1,013
Change in operating lease right of use asset	1,021	992
Loss on equity method investment	2,969	1,124
Changes in operating assets and liabilities:
Accounts receivable	(22,403)	(13,794)
Inventories	(32,215)	(10,435)
Prepaid expenses and other current assets	1,074	(1,140)
Other assets	(1,639)	(5,520)
Accounts payable	1,430	5,057
Accrued expenses	4,626	(781)
Other lease liabilities	(1,028)	(971)
Net cash flows used in operating activities	(53,680)	(3,335)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(19,840)	—
Investments in equity method investment	(3,293)	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(167,437)	(220,835)
Net cash flows used in investing activities	(190,570)	(220,835)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	337,508	332,172
Proceeds from exercise of options to purchase common stock	329	2,048
Tax withholdings related to net shares settlements of restricted stock units	(1,279)	(3,198)
Proceeds from borrowings under Credit Facility	78,000	—
Repayment of borrowings under Credit Facility	(2,786)	—
Fees paid in connection with financing agreements	—	(3,263)
Net cash flows provided by financing activities	411,772	327,759
NET CHANGE IN CASH AND CASH EQUIVALENTS	167,522	103,589
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	72,788	67,247
CASH AND CASH EQUIVALENTS, END OF PERIOD	$240,310	$170,836

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in thousands)
Gross profit	$44,545	$41,525	$140,324	$120,931
Depreciation expense	5,159	4,075	14,208	11,896
Non-cash share-based compensation	2,450	1,058	4,789	2,970
COVID-19 expense (a)	—	119	—	1,753
Adjusted Gross Profit	$52,154	$46,777	$159,321	$137,550
Adjusted Gross Profit as a % of Net Sales	34.5%	43.5%	37.1%	44.4%

(a)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in cost of goods sold. As of the fourth quarter of 2021, all remaining COVID-19 related expenses are part of our operating performance.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in thousands)
SG&A expenses	$60,449	$42,365	$190,241	$137,955
Depreciation and amortization expense	3,387	3,671	10,216	10,593
Non-cash share-based compensation	5,371	4,688	15,620	15,546
Loss on disposal of equipment	124	412	203	518
Enterprise Resource Planning (a)	1,937	273	4,946	1,123
COVID-19 expense (b)	—	—	—	5
Organization changes (c)	734	—	734	—
Adjusted SG&A Expenses	$48,896	$33,321	$158,522	$110,170
Adjusted SG&A Expenses as a % of Net Sales	32.3%	31.0%	36.9%	35.6%

(a)	Represents implementation and other costs associated with the implementation of an ERP system.
(b)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in SG&A. As of the fourth quarter of 2021, all remaining COVID-19 related expenses are part of our operating performance.
(c)	Represents transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in thousands)
Net loss	$(18,449)	$(2,070)	$(56,577)	$(20,433)
Depreciation and amortization	8,546	7,746	24,424	22,489
Interest expense	1,817	677	4,060	2,232
Income tax expense	41	16	123	48
EBITDA	$(8,045)	$6,369	$(27,970)	$4,336
Loss on equity method investment	943	539	$2,969	1,124
Loss on disposal of equipment	124	412	203	518
Non-cash share-based compensation	7,821	5,746	20,409	18,516
Enterprise Resource Planning (a)	1,937	273	4,946	1,123
COVID-19 expense (b)	—	119	—	1,758
Organization changes (c)	734	—	734	—
Adjusted EBITDA	$3,514	$13,458	$1,291	$27,375
Adjusted EBITDA as a % of Net Sales	2.3%	12.5%	0.3%	8.8%

(a)	Represents implementation and other costs associated with the implementation of an ERP system.
(b)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic. As of the fourth quarter of 2021, all remaining COVID-19 related expenses are part of our operating performance.
(c)	Represents transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

Prior to September 30, 2022, the Company presented for the following items as adjustments to its non-GAAP metrics. Those details are provided again here for your convenience and for consideration in making comparisons to prior periods:

	FY 2020	FY 2021
	(Dollars in thousands)
Plant start-up expense	$5,962	$4,868
Launch expense	3,421	3,130

	Three Months Ended
	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022
	(Dollars in thousands)
Plant start-up expense	$1,843	$1,130	$588	$1,306	$4,748	$5,293	$8,015
Launch expense	731	1,018	562	819	632	504	1,542